CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
T. Rowe Price State Tax-Free Income Trust

     We consent to the incorporation by reference in Post-Effective Amendment No. 33 to the Registration Statement of the T. Rowe Price State Tax-Free Income Trust (the "Fund") on Form N-1A (File Number 033-06533) of our report dated March 18, 1998, on our audit of the financial statements and financial highlights of New York Tax-Free Money Fund, New York Tax-Free Bond Fund, Florida Insured Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund, New Jersey Tax-Free bond Fund, Virginia Short-Term Tax-Free Bond Fund, Virginia Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund, and Maryland Tax-Free Bond Fund (nine of the portfolios included in the Trust), which reports are included in the Annual Reports to Shareholders for the year ended February 28, 1998, which are incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

     /s/Coopers & Lybrand L.L.P.
     COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
June 17, 1998



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